Ournett Holdings, Inc. 8-K

Exhibit 16.1

March 27, 2015

Securities & Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Dear Securities & Exchange Commission:

We have read Item 4.01 of the Current Report on Form 8-K, dated February 10, 2015, of Ournett Holdings, Inc. and we are in agreement with the statements relating only to Fiondella Milone & LaSaracina LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein. .

Sincerely,

/s/Fiondella, Milone & LaSaracina LLP

FIONDELLA, MILONE & LASARACINA LLP

GLASTONBURY, CT